As filed with the Securities and Exchange Commission on August 4, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation)	(I.R.S. employer identification number)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address, including zip code, of registrant’s principal executive offices)

National CineMedia, Inc. 2007 Equity Incentive Plan

(Full title of the plan)

Ralph E. Hardy, Esq.

Executive Vice President and General Counsel

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(303) 792-3600

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	3,000,000 shares	$ 14.33	$ 42,990,000.00	$ 4,991.14

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based on based upon the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on August 3, 2011, which was $14.33.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 to register an additional 3,000,000 shares of Common Stock that may be issued to participants under the National CineMedia, Inc. 2007 Equity Incentive Plan, as amended (the “Plan”). The contents of the earlier Registration Statements on Form S-8, Registration No. 333-140652 and 333-158836, are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by National CineMedia, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 30, 2010;

(b)	The Registrant’s Quarterly Report on Form 10-Q for its quarter ended March 31, 2011;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 19, 2011, February 24, 2011, March 22, 2011, May 2, 2011, June 16, 2011, June 23, 2011 (excepting portions furnished pursuant to Item 7.01), June 30, 2011 and July 7, 2011;

(d)	The Registrant’s Registration Statements on Form S-8 relating to the Plan, filed with the Commission on February 13, 2007 and April 28, 2009; and

(e)	The description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 5, 2007.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit	Reference	Description

4.1	(1)	National CineMedia, Inc. 2007 Equity Incentive Plan, as amended and restated.

4.2	(2)	Form of 2011 Stock Option Agreement.

4.3	(3)	Form of 2011 Restricted Stock Agreement.

4.4	(4)	Form of Restricted Stock Unit Agreement.

5.1	*	Opinion of Holme Roberts & Owen LLP.

23.1	*	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney.

*	Filed herewith.
(1)	Incorporated by reference to Appendix C from the Registrant’s Definitive Proxy Statement on Form DEF14A (File No. 001-33296) filed on March 17, 2011.
(2)	Incorporated by reference to Exhibit 10.22.3 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on February 25, 2011.
(3)	Incorporated by reference to Exhibit 10.23.3 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on February 25, 2011.
(4)	Incorporated by reference to Exhibit 10.34 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on March 6, 2009.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 4th day of August, 2011.

NATIONAL CINEMEDIA, INC.

By:	*
Kurt C. Hall
President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 4, 2011

* Gary W. Ferrera	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2011

* Lawrence A. Goodman	Director	August 4, 2011

* David R. Haas	Director	August 4, 2011

* James R. Holland, Jr.	Director	August 4, 2011

* Stephen L. Lanning	Director	August 4, 2011

* Gerardo I. Lopez	Director	August 4, 2011

Signature	Title	Date

* Edward H. Meyer	Director	August 4, 2011

* Amy E. Miles	Director	August 4, 2011

* Lee Roy Mitchell	Director	August 4, 2011

* Scott N. Schneider	Director	August 4, 2011

*By:	/s/ Ralph E. Hardy
Ralph E. Hardy Attorney in fact